Exhibit 3.34

ARTICLES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

GOODMAN DISTRIBUTION CORP.

* * * * *

PURSUANT to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned Corporation adopted the following Articles of Amendment to its Articles of Incorporation to change the name of the Corporation.

ARTICLE ONE

The name of the Corporation is GOODMAN DISTRIBUTION CORP.

ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted by all of the shareholders of the Corporation by a written unanimous consent dated August 14, 1990:

ARTICLE I of the Articles of Incorporation is amended in its entirety so that, as amended, ARTICLE I shall be read as follows:

“ARTICLE I

Name

The name of the Corporation is:

AMERICAN DISTRIBUTORS, INC.”

ARTICLE THREE

The number of shares of the Corporation outstanding at the time of such adoption was 100 shares of Common Stock, $.01 par value per share, and the number of shares entitled to vote thereon was 100 shares of Common Stock, $.01 par value per share.

ARTICLE FOUR

The holders of all of the shares outstanding and entitled to vote on this amendment have signed a written unanimous consent adopting this amendment.

ARTICLE FIVE

This amendment does not provide for an exchange, reclassification or cancellation of issued shares of the Corporation’s capital stock.

ARTICLE SIX

This amendment effects no change in the amount of stated capital of the Corporation.

DATED: August 14, 1990.

GOODMAN DISTRIBUTION CORP.

By:	/s/ Harold V. Goodman
Harold V. Goodman, President

By:	/s/ Thomas O. Burkett
Thomas O. Burkett, Secretary

STATEMENT OF CHANGE OF REGISTERED

OFFICE AND REGISTERED AGENT

BY A PROFIT CORPORATION

1.	The name of the corporation is American Distributors, Inc.

The corporation’s charter number is 01154943.

2.	The address of the CURRENT registered office as shown in the records of the Texas Secretary of State is:

STREET ADDRESS: 1600 First Interstate Plaza, 1000 Louisiana

CITY: Houston, TEXAS ZIP 77002

3.	The address of the NEW registered office is

STREET ADDRESS: 1501 Seamist

CITY: Houston, TEXAS ZIP 77008

4.	The name of the CURRENT registered agent, as shown in the records of the Secretary of State of the State of Texas, is Andrew J. Clark, III.

5.	The name of the NEW registered agent is Thomas Burkett.

6.	Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

7.	The changes shown above were authorized by: Board of Directors

AMERICAN DISTRIBUTOR, INC.

/s/ Thomas O. Burkett
An Authorized Officer